UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2013

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 1, 2013, Argan, Inc. (“Argan”) issued a press release announcing that its wholly-owned subsidiary, Gemma Power Systems (“GPS”), has entered into a Consent and Intercreditor Agreement in connection with the design and construction of an 825 megawatt gas-fired power plant in Pennsylvania. GPS has been supporting the development of this project by Moxie Liberty, LLC (“Moxie”) with the advance of approximately $3.6 million in working capital funding.

On March 28, 2012, Moxie entered into an agreement with a third party for the sale of the project, contingent upon the purchaser securing permanent financing for the plant. Under this agreement, the third party purchaser will fund certain preconstruction costs related to the power-plant project. Upon consummation of the sale of the project, GPS would design and build the plant under an EPC contract. In addition, GPS would receive payment of development success fees and repayment of its working capital advances plus accrued interest from the proceeds of the sale.

A copy of Argan’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Argan, Inc., Press Release, issued April 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: April 1, 2013	By:	/s/ Arthur Trudel
Arthur Trudel
Senior Vice President and
Chief Financial Officer